UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 12, 2006


                              KEYNOTE SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


   000-27241                                                      94-3226488
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  (Commission                                                   (IRS Employer
  File Number)                                               Identification No.)


    777 Mariners Island Boulevard, San Mateo, California            94404
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           (Address of principal executive offices)               (Zip Code)


                                 (650) 403-2400
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.


     On April 12, 2006, Keynote Systems, Inc., a Delaware corporation ("Keynote" or the "Company") entered into a promotion letter with Eric Stokesberry, effective April 1, 2006, to serve as Keynote's Vice President Operations. Mr. Stokesberry will receive an annual base salary of $180,000 and a yearly performance bonus of up to 20% of his base salary, contingent upon the attainment of quarterly objectives. If Mr. Stokesberry is terminated by Keynote, he is entitled to three months notice or to receive a payment equal to three months of his salary in lieu of notice. In connection with his promotion, on April 4, 2006, Keynote granted Mr. Stokesberry an option to purchase up to 50,000 shares of Keynote's common stock at an exercise price equal to the fair market value of Keynote's common stock on that day. The option will vest over four years, with 1/4th of the shares subject to the option vesting on April 4, 2007 and the remainder vesting on a monthly basis over the remaining vesting schedule.

     Also on April 12, 2006, Keynote entered into a promotion letter with Krishna Khadloya, effective April 1, 2006, to serve as Keynote's Vice President Engineering. Mr. Khadloya will receive an annual base salary of $180,000 and a yearly performance bonus of up to 20% of his base salary, contingent upon the attainment of quarterly objectives. If Mr. Khadloya is terminated by Keynote, he is entitled to three months notice or to receive a payment equal to three months of his salary in lieu of notice. In connection with his promotion, on April 4, 2006, Keynote granted Mr. Khadloya an option to purchase up to 50,000 shares of Keynote's common stock at an exercise price equal to the fair market value of Keynote's common stock on that day. The option will vest over four years, with 1/4th of the shares subject to the option vesting on April 4, 2007 and the remainder vesting on a monthly basis over the remaining vesting schedule.

     The grant of each option was made pursuant to Keynote's 1999 Equity Incentive Plan, which has been approved by Keynote's stockholders. The grant also provides for acceleration of vesting of (1) 25% of the option if the executive is terminated without cause following a sale of Keynote that occurs within 12 or less months after the date of grant of the option and (2) 100% of the option if the executive is terminated without cause following a sale of Keynote that occurs more than 12 months after the date of grant of the option. A sale of Keynote includes any sale of all or substantially all of Keynote's assets, or any merger or consolidation of Keynote with or into any other corporation, corporations, or other entity in which more than 50% of Keynote's voting power is transferred. Cause is defined as (i) willfully engaging in gross misconduct that is materially and demonstrably injurious to Keynote; or (ii) the willful and continued failure by the executive to substantially perform his duties as an employee (other than incapacity due to physical or mental illness), provided that this failure continues after the executive has been provided notice and a reasonable opportunity to cure the failure. A termination without cause includes a termination of employment by the executive within 30 days following any one of the following events: (x) a 10% or more reduction in his salary that is not part of a general salary reduction plan applicable to all officers of the successor company; (y) a change in his position or status to a position that is not at the level of Vice President or above with the successor; or (z) relocating his principal place of business, in excess of fifty (50) miles from the current location of such principal place of business. Keynote has also agreed to amend the options previously granted to each of Messrs. Stokesberry and Khadloya to provide for the same vesting acceleration terms.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          KEYNOTE SYSTEMS, INC.


Date: April 18, 2006                      By: /s/ Andrew Hamer
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                                              Andrew Hamer
                                              Vice President and Chief Financial
                                              Officer